Exhibit 10.6.9
Amendment to the
Statement of Work
By and between
MAKEMYTRIP INDIA PRIVATE LIMITED
And
IBM DAKSH BUSINESS PROCESS SERVICES PRIVATE LIMITED
Dated
March 05, 2008
This Seventh (7th) Amendment Agreement (“Amendment No. 7”) dated 7th April 2011, is to the Statement of Work dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010 and Sixth Amendment dated December 18, 2010 thereto (collectively referred to as the “SoW”).

By and between:
MakeMyTrip India Private Limited, a company registered under the Companies Act, 1956 and having its corporate office at 103, Udyog Vihar, Phase 1, Gurgaon, 122016 (hereinafter referred to as “MMTL” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART
And
IBM Daksh Business Process Services Private Limited, a company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi 110001 (hereinafter referred to as “IBM” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and assigns), of the OTHER PART.
WHEREAS MMTL has entered into the SoW with IBM pursuant to the Master Services Agreement dated March 05, 2008between MMTL and IBM;
AND WHEREAS the Parties are now desirous of amending part of the SoW.
TERMS AND CONDITIONS GOVERNING THIS ADDENDUM
The Parties hereby agree to amend and include the following terms and conditions in the SoW:
I.	Amend the existing Section 2 of the SoW to add the following to the current scope of services:

“General Description of Services for Finance and Accounting LOB:

IBM shall provide a contact and back office support personnel from an IBM facility in India. The scope of services that will be undertaken by IBM for MMTL shall be in the following three areas:
1.	Vendor service calls: These are calls from MM TL hotel vendors;

2.	Back-end transactions: These are from MMTL vendors; and

3.	Outbound calls: No Separate set of Agents factored for outbound calls. It is assumed that the same set of Agents will be able to make outbound calls. Since the Volume of emails is low, the same set of Agents will be able to manage the emails as well.

4.	Accounting support for the vendor payables and creation of payment files and deduction of necessary TDS wherever applicable

5.	Ledger scrutiny of hotel vendor payables and advances made.

6.	Control over the utilization of advance given to hotels etc.

7.	Publishing prebuying & advance utilization tracker

8.	Publishing hotel wise Payable tracker

9.	Daily Payment Tracker

10.	Sales Order Generation & Posting into GL

11.	Purchase Order Generation & Posting into GL

12.	Refund / Cancellation Posting into GL

13.	Vendor GL reconciliation
The Outbound calls are general complaint close looping calls, a/c activation processing follow-up calls, complaint handling calls etc.

IBM shall start operations from Chandigarh delivery centre. IBM shall hire 6 Agents to cater to the scope of work as defined in this Amendment No. 7. However, till the time the number of agents goes up to the agreed ratios as per MSA, IBM shall deploy support resources on shared basis with in the MMT account.

Attrition backfill and new hiring shall be done at Chandigarh delivery location and shall be maintained through out the Term of the SoW to deliver login hours equivalent to login hours of Chandigarh as 167 hours per month.

While ascertaining the Agent count at Chandigarh, both IBM and MMTL shall keep into consideration any productivity benefits or other such changes as they occur at any time.

Both IBM and MMTL understand that such changes may alter the Agent requirement at Chandigarh.
Hours of operation for the IBM facility will be twelve hours six days a week. IBM and MMTL mutually agree to re-visit and change the hours of operation (if needed) to support ongoing MMTL business needs. However, any impact on resources will be mutually discussed by IBM and MMTL.
II.	Amend the existing Section 5.1.1 of the SOW to add following :

“The solution assumes the training time as mentioned below:

1 Day (Induction & Soft skills ) + 12 working days (i.e 2 week) classroom training. Agent training will include classroom, hands-on, and computer-based training.”

III.	Amend the exiting Section 6 of SOW to add the following to the Key Performance Indices:

“The scope of work shall have Key Performance Indices (KPIs) that MMTL and IBM shall mutually agree to. All KPIs will be mutually discussed and decided three (3) months post Go-Live through a baselining process. Metrics will be reviewed quarterly for any potential change to accommodate for the environmental factors that may impact metric delivery capability. Either Party may request for a change in KPIs through a change request process as per Section 5 of the Agreement. The same shall be applicable as per mutual consent between the Parties. Detailed KPI metrics shall be discussed and mutually agreed upon between the Parties.”

IV.	Amend the existing Section 8 of SOW to add the following for Financial and Accounting LOB:

“IBM shall manage upto 110% of the locked forecast for the month at applicable KPIs. In case actual volumes are more than 110%, this period shall be excluded from any penalty on account of missed KPIs. The KPIs shall not apply beyond 110% of locked forecast though IBM shall manage these volumes on a commercially reasonable efforts basis and keep as close as possible to the expected KPIs.”

V.	Amend the existing Section 10 of the SoW to add the following::

“IBM and MMTL agree to the following price points for their ‘Accounts Payable Process’ work to be delivered out of Chandigarh:

Price Points:

Year 1	Year 2	Year 3
46,850	49,193	51,652

■	Year 1 will start from the Effective Date of this Amendment No. 7.

■	All prices mentioned above are in INR per Agent per month.

■	On each anniversary of the Effective Date, price will be adjusted upwards by 5 % for inflation.

■	The price above includes cost of any routine background checks. Any other verification/check, if required by MMTL, will be a pass through expense to MMTL at actuals.

■	The price is exclusive of any withholding or Service or transaction taxes like sales, VAT, excise, etc. Any taxes, other than direct Income Tax, imposed on the transaction by local authorities shall be a pass through expense to MMTL.

■	It is assumed that all compliance requirements are built into the process. No PCI compliance or SAS 70 audits have been factored into the solution. IBM and

MMTL shall mutually discuss and agree upon the scope of any certification that may be needed and the associated cost impact.

■	Cost of any certification (HIPAA, SAS70, SOX, etc.) or audit required by MMTL would be a pass through cost to MMTL. Scope of all audits would be mutually discussed between IBM and MMTL. Information classified as IBM Confidential would not be shared during these audits.

■	All applicable taxes and levies shall apply over and above the abovementioned rates as applicable. However, any Income Tax or any direct tax related liability will be on account of IBM. MMTL will deduct the relevant withholding tax (TDS) from the regular payments for which it will issue a consolidated annual TDS certificate to IBM.

■	Cost of outbound calls will be passed onto MMTL at actuals.”

■	Prices shown above are out side the purview of any price discounts agreed with MMTL.
VI.	Amend the existing Annexure 3 of the SoW(IT Architecture)to add the following:

The existing technology process as being used between IBM & MMTL will be extended for the ‘Accounts Payable Process’

VII.	This Amendment No. 7 shall be effective from 29th March’ 2011 (“Effective Date of Amendment No. 7”) and shall be co-existent and co-terminus with the SoW.

VIII.	Except for the amendments provided hereunder, all other terms and conditions of the SoW, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 7 by reference.

IX.	This Amendment No. 7 read together with the SoW reflects the complete understanding between the Parties. This Amendment No. 7 is incorporated into and deemed to be part of the SoW.

ACCEPTED AND AGREED BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

MakeMyTrip India Private Limited	IBM Daksh Business Process Services Pvt. Ltd.

By: /s/ Vikas Bhasin	By: /s/ Gerry von Kalm

Name: Vikas Bhasin	Name: GERRY VON KALM

Title: Group Financial Controller	Title: DIRECTOR-FINANCE
IBM DAKSH BUSINESS PROCESS SERVICES PVT. LTD

Date: 7/4/2011	Date: 7/4/2011